UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2006 (June 20, 2006)
Tufco Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-21108	39-1723477

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 23500, Green Bay, Wisconsin	54305

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 920.336.0054
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On June 20, 2006, Tufco Technologies, Inc. (the “Company”) entered into an amendment to the Credit Agreement, dated as of May 20, 2004, among Tufco, L.P., the Company, JPMorgan Chase Bank N.A. (successor by merger to Bank One, NA), as lender and agent, and the other lenders party thereto (the “Credit Agreement”) pursuant to which the term of the Credit Agreement was extended by one year to May 18, 2008.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUFCO TECHNOLOGIES, INC.
Dated: June 21, 2006	By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Executive Vice President, Chief Financial Officer and Chief Operating Officer